Exhibit 10.10.2

SECOND AMENDMENT TO SHAREHOLDERS’ AGREEMENT

THIS AMENDMENT (the “Amendment”) to that certain Shareholders’ Agreement (defined below) is made between Fleetwood Homes Inc. (“Fleetwood”), Cavco Industries, Inc. (“Cavco”), and Third Avenue Trust, a Delaware business trust, on behalf of Third Avenue Value Fund (“TAVF” and together with Fleetwood and Cavco, the “Parties”) as of June 17, 2011. Subject to this Amendment, the terms and conditions of the Shareholders’ Agreement are incorporated herein by reference.

WHEREAS the Parties entered into that certain Shareholders’ Agreement dated as of August 17, 2009 (the “Shareholders’ Agreement”);

WHEREAS the Parties entered into a first amendment to the Shareholders’ Agreement dated as of November 30, 2010 (the “First Amendment”); and

WHEREAS the Parties now desire to amend the Shareholders’ Agreement.

NOW, THEREFORE, the Parties agree as follows:

1.	Amendment. The Shareholders’ Agreement is amended as follows:

Section 3.2 shall become Section 3.2(a) and the first sentence of the new Section 3.2(a) shall be deleted and in its place the following set forth in bold substituted:

(a)	Except as otherwise permitted by this Agreement, the Shareholders covenant and agree at all times during the term of this Agreement to vote their Shares to elect and maintain a Board comprised of no fewer than two (2) Directors or such greater odd number of Directors as Cavco and TAVF may agree, as such Directors are nominated by Cavco and TAVF.

New Section 3.2(b) shall read as follows:

(b)	In the absence of TAVF exercising its right to nominate remaining Directors, TAVF shall be entitled to observe in an unofficial capacity the meetings (in-person, by teleconference, videoconference, or otherwise) of the Board of Directors.

New Section 3.2(c) shall read as follows:

(c)	To the extent that TAVF is entitled to nominate Directors pursuant to Section 3.2(a), TAVF may do so at any time and may call an emergency Shareholder meeting at any time without advance notice, and the Shareholders shall, at the time that such individual is nominated and at the resultant meeting of Shareholders, vote their Shares to elect such individual as a Director.

New Section 3.2(d) shall read as follows:

(d)	Subject to the limitations set forth in Section 3.2(a), the failure of any Shareholder to nominate a Director pursuant to Section 3.2(a) above shall not be construed as a waiver of the Shareholders’ rights to nominate such a Director at any time.

The first paragraph of Section 3.9 shall be deleted and in its place the following set forth in bold substituted:

In addition to any other requirement imposed by applicable law or by the Company’s Charter Documents, for any of the following actions to be taken by the Company, (i) so long as TAVF owns of record at least one-third (1/3) of the outstanding Shares, TAVF shall be provided prompt notice of such proposed action and, subject to Section 3.2(a) above, provided with an opportunity to nominate a director the Board such that approval of TAVF’s nominated member(s) of the Company’s Board shall be required, and (ii) so long as Cavco owns of record at least one-third (1/3) of the outstanding Shares, approval of Cavco’s nominated member(s) of the Company’s Board shall be required; provided, however, that TAVF or Cavco (as applicable) must own of record at least fifty percent (50%) of the outstanding Shares for the action contemplated by paragraph (d) below to be subject to the approval of such Shareholder’s nominated members of the Company’s Board:

2.	Ratification. Except as expressly amended and supplemented herein, the Shareholders’ Agreement and First Amendment shall remain in full force and effect, and the parties hereby ratify and confirm the terms and conditions thereof.

The undersigned, pursuant to due authority, have caused this Amendment to be executed as of the date set forth above.

FLEETWOOD HOMES, INC.

/s/ Joseph H. Stegmayer
Joseph H. Stegmayer
Vice President

CAVCO INDUSTRIES, INC., a

Delaware corporation

/s/ Joseph H. Stegmayer
Joseph H. Stegmayer
President and Chief Executive Officer

THIRD AVENUE TRUST, on behalf of

Third Avenue Value Fund, a Delaware

Business trust

/s/ Vincent J. Dugan
Vincent J. Dugan
Chief Financial Officer